Exhibit 99.1

                              MINDEN BANCORP, INC.
                       100 MBL BANK DRIVE * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797
                      -------------------------------------
                             318-377-0523 TELEPHONE
                                3118-377-0038 FAX
                                www.mblminden.com


PRESS RELEASE
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For Release:  Immediately

                                                 For Further Information:
                                                 ------------------------

                                                 A. David Evans,
                                                 President/CEO
                                                 318-377-0523
                                                 E-mail-david@mblminden.com
                                                 --------------------------

                                                          Or

                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail-becky@mblminden.com
                                                 --------------------------


          MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
          -------------------------------------------------------------
                 FOR THE THIRD QUARTER ENDING SEPTEMBER 30, 2007
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MINDEN,  LA. - October 10, 2007 - Minden  Bancorp,  Inc.  (NASDAQ OTC BB:  MDNB)
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announced today that its Board of Directors at their meeting on October 9, 2007, declared its nineteenth cash dividend of $.10 per share on the common stock of the Company payable on November 9, 2007, to the stockholders of record at the close of business on October 26, 2007.

The Company is a holding company which owns all the capital stock of MBL Bank, (formerly Minden Building and Loan Association), a Louisiana-chartered FDIC thrift, and Woodard Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana. At June 30, 2007, the Company had total assets of $124.7 million, total liabilities of $104.2 million, and total stockholders' equity of $20.5 million.